UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

NANO MOBILE HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-55155 (Commission File Number)	98-0659770 (I.R.S. Employer Identification No.)

370 Amapola Avenue Suite 200-A
Torrance, CA 90501
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (424) 358-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.00001	VNTH	OTCMKTS

 Item 1.01. Entry Into a Material Definitive Agreement.

On September 15, the Company and its control shareholder entered into an agreement to sell all the outstanding shares of the control voting block Preferred stock to Mr. Adam Matruski an EV Charge-stations entrepreneur. Mr. Matruski plans to steer the Company into the Electric Vehicles Charge-Stations business. Mr. Matruski could be contacted at through the Company’s new Twitter handle @OfficialVNTH. More details would be unveiled by Company management later.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 15, Mr. Frank I Igwealor resigned from the positions of the President and CEO, Director, Secretary, and Treasurer of the Company. Mr. Igwealor’s resignation followed the sale of the shares of control (voting block) Preferred stock of the Company to Mr. Adam Matruski an EV Charge-stations entrepreneur.

On September 15, following Mr. Igwealor’s resignation pursuant to the sale of the shares of control (voting block) Preferred stock of the Company to Mr. Adam Matruski an EV Charge-stations entrepreneur, the Company appointed Mr. Adam Matruski as its President and CEO, effectively immediately.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1 Securities Purchase Agreement

10.2 Board Resolution for the resignation, and appointment of Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO MOBILE HEALTHCARE, INC.

Dated: September 16, 2022	By: /s/ Adam Matruski
Adam Matruski
Chairman, President and CEO